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                                                                   Exhibit 10(c)

                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN

                          CORPORATE GROUP PARTICIPANTS

         The name of this Plan is "The Handy & Harman Management Incentive Plan
- - Corporate Group Participants". The purpose of this Plan is to promote the interests of the stockholders of the Company and to provide incentive to those officers and management employees who can contribute to the profits of the Company. Effective as of January 1, 1994, the Plan is amended and restated with respect to any and all Incentive Awards earned beginning in the 1994 Fiscal Year (except as set forth in the Regulations) as follows:

SECTION I.  - Definitions

         The terms herein used will have the following definitions:

a. The term "Plan" means The Handy & Harman Management Incentive Plan - Corporate Group Participants, as amended from time to time.

b.       The term "Company" means Handy & Harman, a New York corporation.

c. The term "Board of Directors" means the Board of Directors of the Company.

d. The term "Salary" shall mean the highest rate of basic compensation, expressed as an annual rate, paid to a Participant during the Fiscal Year.

e. The term "Employee" means any person who is a regular, full time and active employee of the Company, including officers and directors, and who is paid by the Company on a salary basis, but excluding any person who is a regular and full time employee of a subsidiary or division of the Company having a separate Management Incentive Plan.

f. The term "Participant" means any person selected to participate in the Plan for any Fiscal Year.

g. The term "Corporate Group Participant" means any Participant who is designated by the Committee to participate in the



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         Corporate Group Incentive Plan Provisions for any Fiscal Year.

h. The term "Committee" means the Management Incentive Committee or the Incentive Awards Committee provided for in Section II.

i. The term "Incentive Award" means an award under the Plan to a Participant, and either paid currently or paid on a deferred basis.

j. The term "Incentive Plan Provisions" means monies out of the Net Earnings or Consolidated Net Earnings of the Company, as the case may be, for any Fiscal Year, which are made available for distribution as Incentive Awards as the result of the operation of this Plan or any Subsidiary, Division, Group or Unit Management Incentive Plan.

k. The term "Fiscal Year" shall mean the fiscal year of the Company, January 1 to December 31.

SECTION II. - The Committee.

a. The Compensation Committee of the Board of Directors shall comprise the "Management Incentive Committee" or the "Incentive Awards Committee". The Committee shall have full power and authority to interpret and administer the Plan in accordance with the terms of the Plan and the Regulations (as defined herein).

b. The Committee shall select one of its members as Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting of the Committee duly called and held. The members of the Committee may receive such compensation for their services as the Board of Directors may determine.


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SECTION III. - Regulations.

         The Board of Directors shall have the power to adopt rules and regulations (the "Regulations") not inconsistent with the provisions of the Plan, governing the selection and eligibility of Participants of the Plan, and for the administration of the Plan and to alter, amend or revoke any Regulation so adopted.

SECTION IV. - Participants.

         Participants in the Plan shall be limited to those Employees selected by the Committee in accordance with the Regulations.

SECTION V. - Determination of Incentive Plan Provision.

         The amount of the Incentive Plan Provisions for Corporate Group Participants shall be seven and one-half percent (7.5%) of the Consolidated Net Earnings in excess of fifteen percent (15%) of Shareholders Equity, or such lesser percentages of Consolidated Net Earnings in excess of fifteen percent (15%) of Shareholders Equity, as may be fixed and determined by the Committee in accordance with the Regulations.

         The term "Consolidated Net Earnings" means, for the purpose of computing the amount which may be fixed and determined by the Committee as the Corporate Group Incentive Plan Provision, the consolidated earnings of the Company and its subsidiaries for such Fiscal Year, exclusive of LIFO adjustments and before deducting taxes based upon income and the amount of any Incentive Plan Provisions for such Fiscal Year, as reported to the President of the Company by the Company's independent auditors.

         The term "Shareholders Equity" means, for the purpose of computing the amount which may be fixed and determined by the Committee as the Corporate Group Incentive Plan Provision for any Fiscal Year, the sum of items 1-3 below, less the sum of items 4-6 below, as of the close of business of the preceding Fiscal Year as shown by the Consolidated Balance Sheet of the Company and its subsidiaries for such preceding Fiscal Year as prepared by the Company's independent auditors.

           1. Common Stock of the Company outstanding.

           2. Capital Surplus.

           3. Retained Earnings.


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           4. Treasury Stock

           5. Foreign Currency Translation Adjustments

           6. Unearned Compensation

SECTION VI. - Report of Chief Executive.

         As soon as possible after the close of each Fiscal Year, the Chief Executive Officer of the Company shall determine and report in writing to the Committee the Consolidated Net Earnings of the Company and its subsidiaries for such Fiscal Year and the maximum amount of the Corporate Group Incentive Plan Provision available for such fiscal year out of the Consolidated Net Earnings as reported. The Committee shall rely upon and be bound by such report.

SECTION VII. - Incentive Awards.

a) Upon the fixing of the formula for determining the amount of the Corporate Group Incentive Plan Provision, the Committee may allot, in such manner as it may determine in accordance with the Regulations, such shares or percentages of the amounts available in the Incentive Plan Provision to each of the Participants as it may select from those designated to participate in the Incentive Plan Provisions. At the sole discretion of the Committee, based upon the recommendation of the Chief Executive Officer of the Company, an Incentive Plan Provision may be determined for Incentive Awards to recognize outstanding overall effort applied to the enhancement of the long-term growth potential of the Company. The total amount of the Incentive Plan Provision which may be made available for Incentive Awards under the preceding sentence shall not exceed 25% of the aggregate of the salaries of Participants to whom Incentive Awards are granted under the preceding sentence.

b) The Committee's selection of the Participants to whom Incentive Awards shall be made and its determination of the amounts and method of payment of such Incentive Awards shall be final.

c) No Participant shall receive an Incentive Award greater than 100% of the Participant's Salary in the Fiscal Year for which the Incentive Award was earned.


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SECTION VIII. - Expenses; Forfeitures of Incentive Awards.

a) All expenses incurred by the Committee in interpreting and administering the Plan shall be charged against Plan reserves.

b) The amount of any Incentive Award forfeited by a Participant shall be retained by the Company and shall not be re-credited to the Incentive Plan Provision.

SECTION IX. - Termination of Plan.

         The Board of Directors may suspend or discontinue the Plan at any time.

SECTION X. - Effective Date.

         This Plan shall become effective in accordance with the resolution of the Board of Directors or the preamble hereto.

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                                 HANDY & HARMAN

            MANAGEMENT INCENTIVE PLAN - CORPORATE GROUP PARTICIPANTS

                             RULES AND REGULATIONS

         Set forth below are the rules and regulations under which the Handy & Harman Management Incentive Plan Corporate Group Participants is to be administered. The terms used herein are as defined in the Plan.

1) Participation in the Plan shall be limited to those Employees who can contribute the most to the Company's profitability.

2) At the beginning of each fiscal year the Chief Executive Officer of the Company shall submit to the Committee a written list of his recommendations as to the Employees who should be selected as Participants in the Corporate Group Incentive Plan Provision.

3) Upon receipt of such list from the Chief Executive Officer, participants shall be selected each year by the Committee. Participants shall be notified in writing by the Chief Executive Officer of the Company of their selection as Participants for that Fiscal Year.

4) Not all officers need be selected as Participants. The selection of an Employee as a Participant one year does not require selection of that Employee as a Participant in subsequent years.

5) At the end of each Fiscal Year, the Chief Executive Officer shall submit to the Committee a written list of his recommendations as to the amount of Incentive Award each Participant should receive for that Fiscal Year.

6) Incentive Awards granted to Participants shall be based upon the relative contribution made by each Participant toward total earnings and growth for the Fiscal Year in which he is selected as a Participant.



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7)       If a Participant's work performance has been unsatisfactory, no
         Incentive Award will be made to that Participant for that Fiscal Year.

8) No excess of an Incentive Plan Provision, over and above the total of the Incentive Awards approved by the Committee for such year, shall be carried forward to a following Fiscal Year.

9) Incentive Awards which are less than 10% of the Participant's annual salary rate shall be paid in cash in full. Incentive awards which are 10% or more of the Participant's annual salary rate may either be paid in cash in full, or on a deferred basis in accordance with the terms of these Regulations.

10) As soon as possible following the receipt of the report of the Chief Executive Officer referred to in Section VI of the Plan and the list of the Chief Executive Officer's recommendations as to the amount of Incentive Award for each Participant, the Committee shall fix and determine (a) the formula for determining the Incentive Plan Provision for the Corporate Group for such Fiscal Year, and (b) the share or percentage of the available amount in the Incentive Plan Provision to be allotted as Incentive Awards to the Participants in such Incentive Plan Provision for such Fiscal Year.

11) Except as otherwise provided herein, for all or any portion of an Incentive Award to be paid to a Participant, the Participant (a) must be an Employee of the Company, or (b) must have retired under the Company's retirement plan as of the date the Incentive Award, or portion thereof is payable.

l2) In the event of the death of a Participant, all unpaid portions of Incentive Awards shall be considered payable, and shall be paid (a) to the Participant's estate, or (b) as provided herein or (c) to or among such relatives (by blood or marriage) of the deceased Participant as the Committee may determine, in its sole discretion.

13) Incentive Awards, or portions thereof, shall not be made or paid to individuals who resign from their position with the Company or whose employment is terminated by the Company prior to the date the Incentive Award, or portion thereof is allotted, unless otherwise provided herein or determined by the Committee.


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14)      Unless deferred as provided herein, Incentive Awards for any Fiscal
         Year shall be paid as directed by the Committee on or after February lst, but not later than March 15th, of the following year. Any Incentive Award, or portion thereof, which is to be paid on a deferred basis shall be placed in the Reserve Account (as hereinafter defined) of the Participant pursuant to the terms hereof.

15) The Committee shall keep minutes of its actions and shall report all action taken to the Board of Directors.

16) A Participant may elect to defer all or any portion of his or her Incentive Award for a Fiscal Year (subject to Section 9 of these Regulations), by giving written notice to the Committee specifying: (1) the amount to be deferred; (2) an election of payment in either a single lump sum or annual installments, as provided in Section 18 (each, a "Payment Option"); and (3) a Retirement Date (as hereinafter defined), which, in the case of a lump sum distribution, must be no earlier than the earlier of (a) three years after the date of such election or (b) the Participant's termination of employment with the Company. A form of notice is attached as Exhibit A. Any such election shall be made by the Participant prior to the end of the Fiscal Year with respect to which such Incentive Award is to be earned. Separate deferral elections may be made with respect to Incentive Awards attributable to different Fiscal Years; provided, however, that a single Payment Option and a single Retirement Date shall apply to amounts deferred by a Participant hereunder. Such election may be revoked by the Participant, and a new election of a Payment Option and/or a Retirement Date may be made, provided that such new election shall be null and void and of no force and effect unless (1) such new election is made at least one year prior to the Participant's termination of employment with the Company, (2) in the event the new election involves a revocation of an annual installment Payment Option and the election of a lump sum distribution Payment Option, the newly elected Retirement Date is at least three years after the date of the new election, and (3) in the event the new election involves a change in the Retirement Date applicable to a previous lump sum distribution election, (a) the new election is made at least one year prior to the Retirement Date previously in effect and (b) the new Retirement Date is at least three years after the date of the new election. If more than one election notice has been filed, the election in the most recent valid notice shall control. An amount equal to the


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         portion of any Incentive Award so deferred shall be credited to the
         Participant on the Company's books in a reserve account (the "Reserve Account"). Deferred amounts credited to a Participant's Reserve Account shall, except as otherwise provided in Section 17, 18, 22, 23, 24 or 27 hereof, commence to be paid on the last day of the month in which the Participant becomes age 65, or on such other date as the Participant shall designate in his or her election hereunder (the "Retirement Date").

17) Notwithstanding anything to the contrary herein, the Committee, in its sole discretion and in accordance with rules as it may prescribe, may permit distribution of all or any portion of deferred amounts in the case of the Participant's hardship and may determine to cause distributions on the Retirement Date to be made in a lump sum.

18) Except as otherwise provided herein, deferred amounts credited to the Participant's Reserve Account shall be paid in one of the following Payment Options, as elected by the Participant:

         (i) Lump-Sum Distribution. The Participant may elect to receive the value of his or her Reserve Account in a lump sum distribution.

         (ii) Annual Installments. The Participant may elect to receive the value of his or her Reserve Account in quarter-annual installments over a period of between three and twenty years, as elected by the Participant. The first payment shall be made on the first day of the next calendar quarter following the Retirement Date and shall be equal to the amount credited to the Participant in the Reserve Account as of the date of such payment, divided by the total number of payments to be made; and the succeeding installment payments, in amounts equal to the amount credited to the Participant in the Reserve Account as of the date of payment divided by the number of remaining installment payments to be made, shall continue to be made thereafter at quarter-annual intervals until the last such payment, equal to the entire amount then credited to the Participant in the Reserve Account, is made. Amounts so paid shall be subtracted as paid from the amount credited to the Participant in the Reserve Account.


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19)      The Committee shall appoint a committee of three, which may include the participant, to administer the Participants' Reserve Accounts and any of the Company's funds invested in connection therewith. The Company may create a grantor trust (within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code")), for this purpose to which it shall from time to time contribute amounts equal to the amounts deferred hereunder. Such trust shall conform to the terms of the model trust as described in the Internal Revenue Service Revenue Procedure 92-64 (I.R.B. 1992-33). Payment of benefits from such trust shall, to that extent, discharge the Company's obligations under this Plan. The Participant shall elect that amounts credited to his or her Reserve Account be invested in one or more investment funds which shall be made available for such purposes under such trust or otherwise. A form of such investment election is attached as Exhibit B. The Participant may amend his or her investment election no more than four times per calendar year, subject to any restrictions which the committee may impose from time to time. Notwithstanding the existence of any such trust or other funding vehicle, it is expressly understood that neither the Participant nor his or her beneficiary (the "Beneficiary") shall have any present or future interest in the funds so invested, which, together with the dividend and interest income thereon and any capital gains realized with respect thereto, shall constitute assets of the Company. It is further understood that neither the Plan nor these Regulations create any fund or trust for the benefit of the Participant or his or her Beneficiary, that the Company's obligation hereunder is limited to the contractual obligation to make payments to the Participant or to his or her Beneficiary as provided herein, and that with respect to such payments the rights of the Participant or his or her Beneficiary shall be those of an unsecured creditor of the Company. Amounts equal to the dividend or interest income from such investments shall be added to the amount credited to the Participant in the Reserve Account as such income is earned or reported to the committee by the investment manager. Amounts equal to unrealized gains and losses with respect to such investments shall be added to or subtracted from the amount so credited as such gains and losses are realized or reported, as the case may be. The corporation income tax on any income earned by funds so invested shall be paid by the Company and shall not be a charge against the Participant's Reserve Account.


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20)      The amount credited to the Participant in the Reserve Account on any date for which a computation is made shall be equal to the sum of (i) the cash credited to such account at the opening of business on such date as provided in Section 19 hereof, plus (ii) the closing market value of the securities, if any, in which the Company's funds are invested in connection with such account, as hereinabove provided, as of the close of business on the last business day prior to the date of computation. If any portion of such funds are deposited with a bank in a discretionary investment management account, the amount credited to the Participant on any computation date shall include an amount equal to the value on such date, or on the preceding day, of the investments in such account, as verified by the bank in a quarterly summary value statement issued in its capacity as investment manager. If funds invested in connection with the Reserve Accounts of two or more Participants are commingled in an account for any investment purpose, the amount credited to the Participant in the Reserve Account shall include an amount equal to a proportionate share of the value of such account.

21) The Participant shall file with the Company a Beneficiary statement designating an individual or the Participant's estate as Beneficiary. If no Beneficiary statement is filed, the Beneficiary shall be the Participant's estate. If more than one Beneficiary statement has been filed, the Beneficiary designated in the Beneficiary statement bearing the most recent date shall be the Beneficiary. A form of designation of Beneficiary is attached as Exhibit C.

22) If the Participant's employment with the Company shall terminate before the Retirement Date due to:

         a. permanent and total disability which prevents the Participant from engaging in any occupation for wage or profit; or

         b. physical or mental disability which prevents the Participant from performing his duties in a manner satisfactory to the Company,

         the amount credited to the Participant in the Reserve Account as of the date of the disability shall be distributed, commencing as of such date, based on the Payment Option then in effect with respect to the Participant. For the


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         purpose of this paragraph, a determination by the Board that such disability exists shall be conclusive.

23) In the event the Participant shall die before the Retirement Date and while employed by the Company, the amount credited to the Participant in the Reserve Account as of the date of the Participant's death shall be distributed to the Beneficiary, if an individual, based on the Payment Option then in effect with respect to the Participant. If the Beneficiary is the Participant's estate, the amount credited to the Participant in the Reserve Account as of the date of the Participant's death shall be paid to the Participant's estate in one lump sum.

         If distribution is being made to a Participant in installments (as provided in Section 18 hereof) and such Participant dies before all installment payments have been made, the amount credited to the Participant in the Reserve Account as of the date of the Participant's death shall be distributed to the Beneficiary, if an individual, by continuation of the remaining installment payments. If the Beneficiary is the Participant's estate, the amount credited to the Participant in the Reserve Account as of the date of the Participant's death shall be paid to the Participant's estate in one lump sum.

         If distribution is being made to a Beneficiary in installments and such Beneficiary dies before all installment payments have been made, the amount credited to the Participant in the Reserve Account as of the date of the Beneficiary's death shall be paid to the estate of the Beneficiary in one lump sum.

24) In the event that the Participant's employment with the Company shall terminate before the Retirement Date for reasons other than death or disability, the Reserve Account shall be credited as hereinabove provided with an amount equal to all or a portion of the Incentive Award, if any, made for the year of such termination. In the event of such termination, the Reserve Account shall continue to be administered, and payments with respect thereto shall be made, as otherwise provided herein. In the event that, following such termination, the Participant shall die, whether before or after the Retirement Date, distribution shall be made, commencing as soon as practicable following the Participant's death, to the Participant's Beneficiary, if an individual, in accordance with the Payment Option


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         then in effect with respect to the Participant or, if the Beneficiary is the Participant's estate, in a lump sum. In the event that the Beneficiary shall die prior to the complete distribution of the Reserve Account, the amount credited to the Reserve Account as of the date of the Beneficiary's death shall be paid to the estate of the Beneficiary in one lump sum.

25) The Company's obligation hereunder to make payments to the Participant with respect to amounts credited to the Participant in the Reserve Account shall terminate forthwith if, prior to or following his termination from the Company, the Participant shall without the prior written consent of the Company, directly or indirectly engage in any business which is substantially similar to the business of the Company, either as a proprietor, stockholder, partner, officer, employee, consultant or otherwise, provided that the ownership of less than two percent (2%) of the stock in any corporation engaged in a business which is similar to that of the Company shall not be deemed the occurrence of such an event.

26) Neither the Participant, his or her spouse, nor any Beneficiary shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of the benefits payable hereunder, nor shall said benefits be subject to seizure for the payment of any debts or judgments of any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Participant, his or her spouse or Beneficiary.

27) Notwithstanding anything to the contrary provided herein, a Participant may, with the consent of the Company, continue in active employment after the Retirement Date. In such event, the Committee may defer the start of the payments provided for in Section 16 until the first day of the next calendar quarter following the Participant's termination of employment. If this is done, appropriate adjustments may be made in the amounts payable or in the number of installment payments (if applicable), to take into account the effect of the delay.

28) Deferral elections made pursuant to the terms and conditions of these Regulations shall supersede any prior elections in effect under applicable Deferred Compensation Agreements between a Participant and the Company with respect to amounts earned in respect of Fiscal Years prior


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         to 1994. In the absence of any deferral election by a Participant in respect of the 1994 Fiscal Year, such Participant shall nevertheless make a new deferral election hereunder with respect to such pre-1994 amounts, which election shall supersede such prior elections.


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                                                                       EXHIBIT A

                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN
                          CORPORATE GROUP PARTICIPANTS

                                 ELECTION NOTICE

                  As provided in the Handy & Harman Management Incentive Plan-Corporate Group Participants, as amended and restated (the "Plan"), I hereby elect to defer payment of all or a portion of any Incentive Award for the year 19 in the following manner:

                           Amount of Deferral        (fill in one)

                           $_________________
                                (amount)

                                       or

                            _________________%
                              (percentage)

                  Payment Option: The compensation deferred is to be paid to me in (choose one):*

                  ________ one lump sum.

                  ________ quarter-annual installments (choose 3-20
                            years). Payments begin on the first day of next calendar quarter following Retirement Date.

                  Retirement Date: If the lump sum payment option is chosen, the lump sum is to be paid on (choose one):*

                  ________ the last day of the month in which I become age 65.

                  ________ ________, 19__ (some other date which must be after the earlier of (i) three years from the date of this election, or (ii) your termination of employment with the Company).

Date: ____________________                     _________________________________
                                                          (Signature)

                                               _________________________________
                                                          (Print Name)

________________________
* If you have previously elected a Payment Option and Retirement Date, your prior election will apply and you need not complete these Sections. If you wish to change either or both of your Payment Option and Retirement Date, you may do so (subject to the terms and conditions of the Plan and Regulations).


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                                                                       EXHIBIT B

                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN
                          CORPORATE GROUP PARTICIPANTS

                               INVESTMENT ELECTION

                      I hereby direct that amounts credited to my Account under the Handy & Harman Management Incentive Plan-Corporate Group Participants, as amended and restated, be invested as follows:

    %         Pooled Account - Company selected investment manager
- ----
    %         T. Rowe Price International Stock Fund
- ----
    %         T. Rowe Price Prime Reserve Fund
- ----
    %         T. Rowe Price GNMA Fund
- ----
    %         T. Rowe Price Capital Appreciation Fund
- ----
    %         T. Rowe Price Spectrum Growth Fund
- ----
    %         T. Rowe Price Stable Value Fund
- ----
 100%         Total
- ----

                  Future deferrals will be allocated as shown above or a different allocation of the Reserve Account may be selected by notifying the committee in writing. No more than four changes may be made in any calendar year.

Date: ___________________                     __________________________________
                                                         (Signature)


                                              __________________________________
                                                         (Print Name)


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                                                                       EXHIBIT C

                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN
                          CORPORATE GROUP PARTICIPANTS

                         DESIGNATION OF BENEFICIARY(IES)

                  In accordance with the provisions of the Handy & Harman Management Incentive Plan-Corporate Group Participants, as amended and restated (the "Plan"), I hereby designate the person (or persons) named below my beneficiary (or beneficiaries) to receive any amounts in my deferred compensation account in the event of my death, hereby revoking all prior designations of beneficiary(ies), if any, made by me under the Plan.

         NAME                                        ADDRESS



Dated: ____________

                                                ________________________________
                                                           (Signature)

                                                ________________________________
                                                           (Print Name)




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